Exhibit 10.2

STOCKHOLDER SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of March __, 2019 (the “Effective Date”), is made by and between OncoMed Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and [insert name of stockholder] (“Stockholder”).

WHEREAS, in connection with that certain Agreement and Plan of Merger and Reorganization, dated as of December 5, 2018 (the “Merger Agreement”), by and among the Company, Mereo BioPharma Group plc, a public limited company incorporated under the laws of England and Wales (“Mereo”), Mereo US Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Mereo, Mereo MergerCo One Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Mereo, the Company has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.001 per share, of the Company that Stockholder beneficially owns as of the Effective Date (together with any shares of capital stock or voting securities of the Company issued to or otherwise acquired by the Stockholder after the Effective Date and prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING

Section 1.01. Voting. Stockholder hereby agrees to vote or exercise its right to consent with respect to the Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to (a) approve and adopt the Merger Agreement, the Merger and the other Contemplated Transactions, and any steps reasonably requested or required of the Stockholder to give effect to the terms of the Merger Agreement and (b) approve any other proposal included in the Proxy Statement reasonably related to the Contemplated Transactions for which the Company Board has recommended that the stockholders of the Company vote in favor, at any meeting of the stockholders of the Company (including any proposal to adjourn or postpone such meeting of the stockholders of the Company to a later date) which is held prior to the End Date, and at any adjournment or postponement thereof prior to the End Date, at which such Merger Agreement or such other related actions, are submitted for the consideration and vote of the stockholders of the Company. Stockholder hereby agrees that it will not, prior to the End Date, vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal with respect to the Company, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) proposal, agreement, arrangement or other corporate action that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of (A) the Company, as set forth in the Merger Agreement, or (B) Stockholder, as set forth in this Agreement or (iv) proposal, agreement, arrangement or other corporate action, the consummation of which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation, of the transactions contemplated by the Merger Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to the Company that:

Section 2.01. Authorization. The Stockholder has taken all necessary action and has all requisite power and authority to enter into and perform this Agreement in accordance with its terms. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding Agreement of Stockholder, enforceable against Stockholder in accordance with its terms.

Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iii) result in the imposition of any Encumbrance on any asset of Stockholder.

Section 2.03. Ownership of Shares. Stockholder is the beneficial owner of the Shares, free and clear of any Encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. Except pursuant to this Agreement, Stockholder has not entered into any contract granting another Person any contractual right or obligation to purchase or otherwise acquire any of the Shares. As of the date hereof, no proxies have been given by Stockholder in respect of any or all of the Shares other than proxies which have been validly revoked prior to the date hereof.

Section 2.04. Total Shares. As of the date hereof, Stockholder beneficially owns the Shares set forth on the signature page hereto. Except for the Shares set forth on the signature page hereto, as of the Effective Date,

Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other equity interests of the Company or (iii) options or other rights to acquire from the Company any shares of capital stock, voting securities or other equity interests of the Company or securities convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other equity interests of the Company.

Section 2.05. Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Mereo or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

Section 2.06. Acting in Concert. So far as Stockholder is aware, it is not acting in concert (as such term is understood under the U.K. City Code on Takeovers and Mergers (the “Code”)) with any other shareholder of Mereo or any stockholder of the Company other than Biotechnology Value Fund II, L.P. and Biotechnology Value Trading Fund OS LP (which, for the avoidance of doubt, excludes any discussions between stockholders of the Company concerning the entry into this Agreement and the transactions contemplated hereby).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Stockholder that:

Section 3.01. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01. No Proxies for or Encumbrances on Shares. Except with respect to shares of capital stock or voting securities of the Company issued to or otherwise acquired by the Stockholder after the Effective Date and prior to the termination of this Agreement (“Newly Acquired Shares”)

or as otherwise contemplated pursuant to Section 1.01, Stockholder shall not, without the prior written consent of the Company, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of (“Transfer”), directly or indirectly, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any of the Shares during the term of this Agreement. Except with respect Newly Acquired Shares, Stockholder shall not seek or solicit any such Transfer or any such contract, option or other arrangement or understanding and agrees to notify the Company promptly (and in any event, within one (1) Business Day), and to provide all details reasonably requested by the Company, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Notwithstanding the foregoing, Stockholder may make Transfers of (a) the Shares to stockholders, corporations, partnerships or other investment or business entities that are direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), or partners (general or limited) of such Stockholder, as applicable, or to another corporation, partnership or other investment or business entity that controls, is controlled by or is under common control with Stockholder; provided that in each such case, the Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement and either Stockholder or the transferee provides the Company with a copy of such agreement as soon as reasonably practicable following consummation of any such Transfer and (b) Newly Acquired Shares.

Section 4.02. Non-Solicitation. Stockholder and its subsidiaries shall not, and shall use their best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage, induce or facilitate any Acquisition Proposal or any inquiry, proposal or offer that may reasonably be expected to lead to an Acquisition Proposal, (ii) furnish or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, or otherwise knowingly cooperate in any way with, any Person that may be considering making, is otherwise seeking to make, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal, or (iii) participate in any discussions or negotiations with any third party that is reasonably expected to make, or has made, an Acquisition Proposal, regarding an Acquisition Proposal. Stockholder will promptly (but in any event within one (1) Business Day) notify the Company upon receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and will keep the Company fully informed of the status and details of any such Acquisition Proposal, indication or request, including the identity of the Person making such Acquisition Proposal, indication or request.

Section 4.03. Appraisal Rights. Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

Section 4.04. Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all reasonable actions to opt out of any class in any class action with respect to, any action, derivative or otherwise, against Mereo, the Company or any of their respective Affiliates, Subsidiaries, successors or assigns (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the board of directors of Mereo or the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding the foregoing, this Section 4.04 shall not apply to limit in any respect the right or ability of a party hereto to enforce the provisions of this Agreement; provided, that Stockholder may defend against, contest or settle any such action brought against Stockholder or its Affiliates that relates to Stockholder’s capacity as a director, officer, stockholder or securityholder of the Company.

Section 4.05. Prohibited Conduct. Stockholder acknowledges that some or all of the information and any other terms or statements made in the course of, or for the purposes of the Merger (including for the purposes of this Agreement) may constitute inside information for the purposes of the U.K. Criminal Justice Act 1993 (the “CJA”) and Stockholder agrees to abide by the prohibitions against insider dealing, encouraging dealing or disclosing such information contained in the CJA and undertakes not to engage in behavior prohibited by the CJA.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one Person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles or Sections are to Articles or

Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02. Further Assurances. The Company and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that any waiver or amendment of Sections 1.01, 2.06, 4.01, 4.04 or this Section 5.03 (together, the “Specified Sections”) shall require the prior written consent of Mereo. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earlier to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, and (c) the End Date. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, that nothing set forth in this Section 5.03 shall relieve any party from liability for any breach of this Agreement prior to termination hereof.

Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05. Successors and Assigns; No Third-Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as provided in this Section 5.05, nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature. The parties hereto agree that Mereo shall be an express third party beneficiary of, and shall have the right to enforce the Specified Sections directly against the parties hereto.

Section 5.06. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.06; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party; and (f) irrevocably waives the right to trial by jury.

Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.11. Capacity as Stockholder. Stockholder executes and delivers this Agreement solely in Stockholder’s capacity as a stockholder of the Company, and not in Stockholder’s capacity as a director, officer or employee of the Company or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

Section 5.12. Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ONCOMED PHARMACEUTICALS, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

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Class of Stock	Shares Owned